UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2016

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of new director

On September 13, 2016, the board of directors of State Bank Financial Corporation elected Ms. Anne H. Kaiser as a member of the company's board of directors and its Independent Directors Committee, effectively immediately. Ms. Kaiser was also elected to the board of directors of our subsidiary bank, State Bank and Trust Company.  Ms. Kaiser serves as Vice President of Community and Economic Development for Georgia Power, a regional utility that supplies electric power and energy services to Georgia businesses and residents.

There has been no transaction, or proposed transaction, to which we were or are to be a party in which Ms. Kaiser had or has a direct or indirect material interest required to be disclosed under Item 404(a) of SEC Regulation S-K. Ms. Kaiser will receive compensation for her service on our board of directors in accordance with our non-employee director compensation package, as described under “Director Compensation” in our definitive proxy statement filed with the SEC on April 15, 2016 pursuant to Section 14(a) of the Securities and Exchange Act of 1934, which description is incorporated herein by reference.

A copy of the press release that we issued on September 13, 2016 announcing the election of Ms. Kaiser to our board of directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued by State Bank Financial Corporation on September 13, 2016 regarding the election of Ms. Anne Kaiser to its board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: September 13, 2016	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer